UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2024

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Executive Drive, Suite 300, West Orange, New Jersey	07052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K under the caption “Shareholders’ Agreement” is incorporated by reference into this Item 1.01.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Closing of Acquisition of Majority 80% Stake in Enercon Technologies, Ltd.

As previously disclosed, on September 18, 2024, Bel Fuse Inc. (“Bel” or the “Company”) entered into a Share Purchase Agreement, dated as of September 19, 2024 (the “Purchase Agreement”), with Enercon Technologies, Ltd. (“Enercon”), FF3 Holdings, L.P., for itself and as Sellers’ Representative (“FF3”), and each of the other seller parties signatory thereto (together with FF3, each a “Seller” and collectively, the “Sellers”). The transactions contemplated by the Purchase Agreement (referred to collectively herein as the “Transaction”) closed on November 14, 2024 (the “Closing Date”). Under the terms of the Purchase Agreement, on the Closing Date, Bel acquired from the Sellers 80% of the issued and outstanding share capital of Enercon on a fully-diluted basis for (i) a cash purchase price of $320 million (subject to customary adjustments), plus (ii) up to $10 million in potential earnout payments for the 2025-2026 period (the “Earnout Payments”), as further described below.  Bel may acquire the remaining 20% stake in Enercon and has the current intention to so purchase such remaining interest by early 2027 in accordance with the terms and subject to the conditions of the Shareholders’ Agreement, as defined and described below.

At the closing, Bel paid an aggregate of approximately $325.6 million in cash in respect of the cash purchase price (after giving effect to estimated adjustments taken at closing including for Enercon’s cash, indebtedness, net working capital and unpaid transaction costs, and subject to further adjustment post-closing). Bel funded the closing of the Transaction through cash on hand of approximately $85.6 million and with approximately $240 million provided through incremental borrowings under the Company’s revolving credit facility, as amended in connection with the Transaction. See Item 2.03 of this Current Report on Form 8-K, below.

The potential Earnout Payments may become payable of up to $5 million for each of the fiscal 2025 and fiscal 2026 earnout periods (each, an “Earnout Period”), subject to Enercon’s achievement of certain specified EBITDA targets for each respective Earnout Period, as calculated and determined in accordance with the Purchase Agreement.  In the event that (i) the target for the respective Earnout Period has been achieved, the full $5 million Earnout Payment for the Earnout Period shall be payable, or (ii) achievement for the respective Earnout Period is at least 90% of the target level but less than 100% of the target level, then the amount payable in respect of the Earnout Payment for such Earnout Period shall be $2.5 million. In the event that achievement for the respective Earnout Period is less than 90% of the target level, no Earnout Payment shall be due for such period.

Enercon is a leading supplier of highly customized power conversion and networking solutions to aerospace and defense markets globally, providing robust and reliable solutions across air, land and sea applications.  Enercon is based in Netanya, Israel with additional facilities in New Hampshire, U.S. and Haryana, India.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. It is not intended to provide any other factual information about Bel, the Sellers, Enercon, their respective businesses, or the actual conduct of their respective businesses as of any date or for any period. The Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and are solely for the benefit of each other as of specified dates. The statements contained in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the respective parties to the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Shareholders’ Agreement

In connection with and as a condition to closing the Transaction, on the Closing Date, Bel Power Solutions s.r.o., Bel’s subsidiary utilized as the purchaser vehicle in the Transaction (as the owner of 80% of the share capital of Enercon, sometimes referred to hereinafter for purposes of this discussion as the “BF Party” or as “Bel”) and FF3 (as the owner of 20% of the share capital of Enercon) (in such capacity, the “FF Party”), entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”), to govern their relationship as shareholders of Enercon and certain other matters concerning the management and affairs of Enercon.

Among other matters, the Shareholders’ Agreement sets forth a put-call mechanism pursuant to which Bel may purchase the remaining 20% interest in Enercon, in accordance with the terms and subject to the conditions thereof.  Among other terms, (i) Bel is provided with an initial call option (exercisable from the Closing Date through the end of February 2025) to purchase the remaining 20% interest in Enercon (the “Initial Call Option”), (ii) Bel is provided with a deferred call option to purchase the remaining 20% interest in Enercon (the “Deferred Call Option”), exercisable during the first quarter of 2027 (with such exercise period subject to extension for completion of the calculation of applicable Enercon EBITDA metrics where appliable) (the “Deferred Exercise Period”), and (iii) the FF Party is provided with a put option (exercisable during the Deferred Exercise Period) to sell the remaining 20% interest in Enercon to Bel (the “Deferred Put Option” and together with the Deferred Call Option, a “Deferred Closing”).  A purchase by Bel pursuant to the Deferred Closing mechanism is subject to potential acceleration in the event of certain specified corporate transactions and other events, including (i) if the BF Party enters into any transaction pursuant to which it ceases to hold either a majority of the outstanding share capital of Enercon or the right to appoint a majority of the directors of Enercon; or (ii) subject to certain exceptions as provided in the Shareholders’ Agreement, if Daniel Bernstein sells 25% or more of his shares in Bel, or any third party acquires both a majority of the outstanding share capital of Bel and the right to appoint a majority of the directors of Bel.

Bel’s purchase price for the remaining 20% interest in Enercon, if completed pursuant to the Initial Call Option, will be a base amount equal to (x) $80 million (subject to adjustments to true-up the estimated purchase price adjustments at the Closing Date to the final values, applied at the pro rata 20% level), plus (y) an amount equivalent to 6% interest per annum from the Closing Date to the payment of the consideration for the Initial Call Option, less (z) the amount of dividends or similar payments, if any, made to the FF Party in relation to the Initial Call Option shares following the Closing Date and prior to their purchase plus an amount equivalent to 6% interest per annum from the date of payment of each dividend to the payment of the consideration for the Initial Call Option.

Bel’s purchase price for the remaining 20% interest in Enercon, if completed pursuant to a Deferred Closing, will be determined pursuant to the calculation mechanism as set forth in the Shareholders’ Agreement.  For a Deferred Call Option or Deferred Put Option, the formula provides for a purchase price based on 20% of the sum of (i) 10.65% multiplied by Enercon’s 2026 EBITDA (as defined in the Shareholders’ Agreement) plus (ii) the Deferred Closing Balance Sheet Amount (as defined in the Shareholders’ Agreement).

The Shareholders’ Agreement also sets forth the agreement of Bel and the FF Party on certain other terms governing their rights as shareholders of Enercon and the governance of the post-closing business of Enercon.  As to Enercon’s governance, the Shareholders’ Agreement provides that Enercon’s board of directors will consist of a minimum of five members, with Bel having designation rights with respect to up to three directors (and in any event a majority of the Enercon directors), and the FF Party having designation rights with respect to up to two directors, who shall be partners or senior employees of the FF Party (with the initial FF Party directors being Shmoulik Barashi and Yochai Hacohen).  The Shareholders’ Agreement provides that any distribution by way of dividend shall be effectuated by Enercon to its shareholders pro rata by their respective shareholdings.

The Shareholders’ Agreement also includes certain agreements and covenants by the FF Party, for the time it remains a shareholder of Enercon and for certain periods thereafter, to refrain from soliciting certain service providers and other specified persons associated with Enercon, or any of Enercon’s customers or suppliers, and to refrain from conducting certain business activities that compete with the Enercon business, subject to certain exceptions as described in the Shareholders’ Agreement.

The Shareholders’ Agreement provides for termination on the occurrence of certain events, including where Enercon has only one shareholder.

The foregoing description of the Shareholders’ Agreement is qualified in its entirety by reference to the full text of the Shareholders’ Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Financing of Transaction and Amendment to Credit Agreement

Bel funded the closing of the Transaction pursuant to the Purchase Agreement through cash on hand of approximately $85.6 million and with approximately $240 million provided through incremental borrowings under the Company’s revolving credit facility, as amended as described below.

Bel is a party to that certain Amended and Restated Credit and Security Agreement, by and among the Company, as the borrower, KeyBank National Association (“KeyBank”), as administrative agent, swing line lender and issuing lender, and the other lenders identified therein (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), and which, prior to the amendments described below, had provided for a $175 million 5-year senior secured revolving credit facility (inclusive of a sublimit of up to $10 million available for letters of credit and a sublimit of up to $5 million available for swing line loans) (the “Maximum Revolving Amount”).

On November 14, 2024, Bel entered into a Third Amendment Agreement (the “Third Amendment”) to the Credit Agreement, which makes certain amendments to the Credit Agreement including (i) increasing the Maximum Revolving Amount from $175 million to $325 million in accordance with Section 2.10(b)(i)(A) of the Credit Agreement in order to finance the Transaction, and (ii) making loans under the new Revolving Credit Commitments (as defined in the Third Amendment) established in connection with the Transaction, concurrently with the effectiveness of the Third Amendment, in an aggregate principal amount of $240 million.  Following the increase to the Maximum Revolving Amount and after giving effect to the extension of credit afforded by the additional loans provided pursuant to the Third Amendment, the aggregate outstanding principal balance under the Credit Agreement was approximately $300 million.

Pursuant to the Third Amendment, the parties additionally agreed to the text of a Conformed Amended and Restated Credit and Security Agreement (the “Conformed Amended and Restated Credit and Security Agreement”), which restates the text of the Credit Agreement so as to reflect and integrate the changes implemented pursuant to the Third Amendment, as well as the changes implemented pursuant to the previously disclosed First Amendment Agreement dated as of January 12, 2023 and the Second Amendment Agreement dated September 18, 2024.

The foregoing description of the Third Amendment, and of the resulting amendments to the Credit Agreement, is qualified in its entirety by reference to the full texts of the Third Amendment and the Conformed Amended and Restated Credit and Security Agreement, copies of which are filed herewith as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On November 14, 2024, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The Company intends to file the financial statements required by Item 9.01(a) by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed with respect to the closing of the Transaction.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information relating to the Transaction required by Item 9.01(b) by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed with respect to the closing of the Transaction.

(d) Exhibits.

Exhibit No.	Description
2.1
Share Purchase Agreement, dated as of September 19, 2024, by and among Bel Fuse Inc., Enercon Technologies Ltd., and the Shareholders of Enercon Technologies Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2024)*

10.1	Shareholders’ Agreement, dated November 14, 2024, by and among Bel Power Solutions s.r.o., FF3 Holdings, L.P., and Enercon Technologies Ltd.*
10.2
Third Amendment Agreement, dated November 14, 2024, to Amended and Restated Credit and Security Agreement, dated September 2, 2021, by and among Bel Fuse Inc., as the borrower, KeyBank National Association, as administrative agent, swing line lender and issuing lender, and the other lenders identified therein, as amended.

10.3
Conformed Amended and Restated Credit and Security Agreement, dated as of September 2, 2021 (reflecting changes thereto pursuant to First Amendment Agreement dated as of January 12, 2023, Second Amendment Agreement dated as of September 18, 2024, and Third Amendment Agreement dated as of November 14, 2024), by and among Bel Fuse Inc., as the borrower, KeyBank National Association, as administrative agent, swing line lender and issuing lender, and the other lenders identified therein*

99.1	Press Release, dated November 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2024	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Share Purchase Agreement, dated as of September 19, 2024, by and among Bel Fuse Inc., Enercon Technologies Ltd., and the Shareholders of Enercon Technologies Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2024)*

10.1	Shareholders’ Agreement, dated November 14, 2024, by and among Bel Power Solutions s.r.o., FF3 Holdings, L.P., and Enercon Technologies Ltd.*
10.2
Third Amendment Agreement, dated November 14, 2024, to Amended and Restated Credit and Security Agreement, dated September 2, 2021, by and among Bel Fuse Inc., as the borrower, KeyBank National Association, as administrative agent, swing line lender and issuing lender, and the other lenders identified therein, as amended.

10.3
Conformed Amended and Restated Credit and Security Agreement, dated as of September 2, 2021 (reflecting changes thereto pursuant to First Amendment Agreement dated as of January 12, 2023, Second Amendment Agreement dated as of September 18, 2024, and Third Amendment Agreement dated as of November 14, 2024), by and among Bel Fuse Inc., as the borrower, KeyBank National Association, as administrative agent, swing line lender and issuing lender, and the other lenders identified therein*

99.1	Press Release, dated November 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.